EXHIBIT 5.1

January 15, 2026

United Health Products, Inc.

520 Fellowship Road, Suite #D-406

Mt. Laurel, NJ 08054

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for United Health Products, Inc. (the “Company”) in connection with the preparation and filing of that certain Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, with respect to the registration of the resale of an aggregate of 25,669,288 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as follows: (a) 15,000,000 shares of Common Stock that may be issuable by the Company, from time to time, pursuant to an Any Market Purchase Agreement, dated December 16, 2025 (the “AMPA”), by and between the Company and Alumni Capital LP (“Alumni”); (b) 3,484,321 shares of Common Stock issuable upon the exercise of a commitment warrant issued to Alumni in connection with the AMPA (the “Commitment Warrant”); and (c) 7,184,967 shares of Common Stock issuable upon the conversion of a senior convertible promissory note (the “Convertible Note”), issued pursuant to a Securities Purchase Agreement, dated December 16, 2025, by and between the Company and Alumni (the “Securities Purchase Agreement”).

The Shares are being registered on behalf Alumni, who is identified in the Registration Statement as the selling security holder. The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement, and as supplemented by one or more supplements to the prospectus (the “Prospectus”).

As counsel to the Company, we have examined the originals or copies of such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Registration Statement, corporate resolutions authorizing the issuance of the Shares and the Certificate of Incorporation and Bylaws of the Company, including amendments thereto. In such examination, we have assumed the following: (a) the authenticity of original documents; (b) the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us; (c) the conformity to the originals of all documents submitted to us as copies; (d) the genuineness of all signatures contained in the records, documents, instruments and certificates we have reviewed, whether originals, copies, or otherwise; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

January 15, 2026

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and, (a) when issued and paid for in accordance with the terms of the AMPA, (b) when issued upon the exercise of the Commitment Warrant in accordance with its terms, and (c) when issued upon the conversion of the Convertible Note in accordance with its terms and the Securities Purchase Agreement, as the case may be, will be validly issued, fully paid and non-assessable.

The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. We are members of the Bar of the State of New York. We do not express any opinion concerning the laws of any jurisdiction other than (i) the State of New York, (ii) the Federal laws of the United States and (iii) Chapter 78 of Nevada Revised Statutes. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion. We do not express an opinion on any matters other than those expressly set forth in this letter.

No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement as filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Ruskin Moscou Faltischek, P.C. RUSKIN MOSCOU FALTISCHEK, P.C.